UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 17, 2009
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On March 17, 2009, Chesapeake Corporation (the “Company”) and its U.S. operating subsidiaries other than WTM I Company (the “U.S. Operating Subsidiaries”) announced that they did not receive any qualifying bids to acquire the Company’s operating businesses prior to the expiration of the bid deadline, as determined in accordance with the bid procedures order entered by the United States Bankruptcy Court for the Eastern District of Virginia in Richmond (the “Bankruptcy Court”).  As a result, the Company will not conduct the auction previously scheduled to begin at 9:00 a.m. (Eastern Time) on Thursday, March 19, 2009.

The Company has declared the investor group, including affiliates of Irving Place Capital Management, L.P. and Oaktree Capital Management, L.P. (collectively, the “Purchasers”), the successful bidder and intends to proceed with the previously announced transaction (the “Sale”) to sell substantially all of its assets to the Purchasers.

Closing of the Sale is subject to the entry of an order by the Bankruptcy Court approving the Sale (the “Sale Order”).  The Company and the U.S. Operating Subsidiaries intend to seek entry of the Sale Order at the hearing currently scheduled for 11:00 a.m. (Eastern Time) on Monday, March 23, 2009.

The obligations of the Company and the Purchasers to complete the Sale also remain subject to a number of closing conditions, including, among others, conditions related to:  receipt by the Purchasers of exit financing in a manner, and on terms and conditions, that are acceptable to the Purchasers in their sole discretion; governmental filings and expiration of applicable waiting periods; obtaining third-party and governmental approvals (including approvals from the applicable trustees for certain U.K. pension plans, clearance from the U.K. Pensions Regulator, and amendments to collective bargaining agreements to which certain of the U.S. Operating Subsidiaries are parties); the accuracy of the representations and warranties of the parties (subject to a materiality standard); material compliance by the parties with their obligations under the Asset Purchase Agreement among the Company, the U.S. Operating Subsidiaries and the Purchasers (the “Asset Purchase Agreement”), as described in the Current Report on Form 8-K filed by the Company on January 5, 2009, and incorporated herein by reference; and the absence of a material adverse change with respect to the Company since September 28, 2008.

On March 17, 2009, the Company issued a press release announcing that it did not receive any qualifying bids as of the bid deadline and that it intends to proceed with the Sale.  A copy of the press release is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	99.1	Press release, issued by the Company on March 17, 2009, announcing that the Company intends to proceed with the Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: March 18, 2009	BY:	/s/ Joel K. Mostrom_______
Joel K. Mostrom
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, issued by the Company on March 17, 2009, announcing that the Company intends to proceed with the Sale